   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998.

                                                REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                METROCALL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             4812                            54-1215634
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------
                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            WILLIAM L. COLLINS, III
                            CHIEF EXECUTIVE OFFICER
                                METROCALL, INC.
                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                With a copy to:

                             GEORGE P. STAMAS, ESQ.
                             THOMAS W. WHITE, ESQ.
                           WILMER, CUTLER & PICKERING
                              2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM
                                                       PROPOSED MAXIMUM        AGGREGATE
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE      OFFERING PRICE          OFFERING            AMOUNT OF
         TO BE REGISTERED              REGISTERED        PER SECURITY           PRICE(1)        REGISTRATION FEE
9 3/4% Senior Subordinated Notes
  of Metrocall, Inc. .............    $200,000,000        100%               $200,000,000            $51,800
Total.............................    $200,000,000        100%               $200,000,000            $51,800

(1) Calculated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee. Such amount represents the aggregate offering price for
    9 3/4% Senior Subordinated Notes of Metrocall that Metrocall is offering to accept in exchange for the 9 3/4% Senior Subordinated Notes of Metrocall registered pursuant to this Registration Statement.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                           OFFER FOR ALL OUTSTANDING
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF

                               [METROCALL LOGO]

                 The Exchange Offer and Withdrawal Rights will
                    expire at 5:00 p.m., New York City time,
                on                       1998, unless extended.

                            ------------------------

     Metrocall, Inc. (the "Company" or "Metrocall") hereby offers to exchange up to $200,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2007 (the "New Notes") for a like aggregate principal amount of the Company's outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Old Notes" and, with the New Notes, the "Notes"), of which $200,000,000 in principal amount is outstanding. The New Notes have terms that are substantially identical to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein), of which this Prospectus constitutes a part, do not contain terms with respect to transfer restrictions, and do not provide for additional interest for certain periods. The offer is made upon the terms and subject to the conditions set forth in this Prospectus (such Prospectus, as it may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer").

     Interest on the New Notes will be payable semiannually in cash on January 15 and July 15 of each year. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2002, at the redemption prices set forth herein, plus accrued interest.
                                                        (Continued on next page)

                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN INFORMA-
TION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD NOTES IN THE EXCHANGE OFFER.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The Date of this Prospectus is          , 1998.

(Continued From Cover Page)

     The terms of the New Notes will be identical in all material respects to the respective terms of the Old Notes, except that (i) the New Notes will have been registered under the Securities Act of 1933 (the "Securities Act") and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) the New Notes will not be subject to an increase in interest payments thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act. The New Notes will be general unsecured obligations of the Company and will be subordinate and junior in right of payment to all existing and future Senior Debt (as defined herein) of the Company.

     The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated October 21, 1997 ("Registration Rights Agreement") among the Company, Morgan Stanley & Co. Incorporated, TD Securities (USA) Inc., First Union Capital Markets Corp. and Nationsbanc Montgomery Securities, Inc. (the "Placement Agents"). In the event the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of outstanding principal amount thereof have taken certain actions or exercised certain rights under the indenture governing the Notes.

     The Company is making the Exchange Offer with respect to the New Notes in reliance on the position of the staff of the Division of Corporation Finance (the "Staff ") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder of such New Notes (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or any other New Notes received in respect thereof.

     Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that at the time of the consummation of the Exchange Offer (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. If such holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on the positions taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of the Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes ) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the last date of acceptance for the Exchange Offer. See "Plan of Distribution."

     In that regard, each Participating Broker-Dealer who surrenders Old Notes for its account pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights that terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to all of the existing restrictions upon transfer thereof and the Company will not have any further obligation to such holders pursuant to the Registration Rights Agreement to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Notes."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

     Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York
City time, on        , 1998 (such time on such date being hereinafter called the
"Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain terms and provisions of the Registration Rights Agreement. The Company has agreed to pay certain expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." This Prospectus, together with the Letter of Transmittal and Notice of Guaranteed Delivery, is being sent to all registered holders of Old Notes as of
                   , 1998.

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                            ------------------------

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
 BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY
                             SINCE THE DATE HEREOF.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 5 Park Place, Room 1228, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available though the Commission's World Wide Web site (http://www.sec.gov). In addition, the Company's Common Stock is listed on the Nasdaq Stock Market's National Market System, and materials filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Metrocall pursuant to the Exchange Act are incorporated by reference in this Prospectus:

          1. Metrocall's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, filed with the Commission on May 8, 1997;

          2. Metrocall's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997;

          3. Metrocall's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended, filed with the Commission on August 22, 1997; and

          4. Metrocall's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on November 14, 1997.

          5. Metrocall's Current Reports on Form 8-K, as amended, filed with the Commission on January 9, 1997, January 27, 1997, February 24, 1997, July 16, 1997, August 12, 1997, September 8, 1997, October 8, 1997, October 23,
     1997, November 25, 1997 and January 14, 1998, respectively.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents or portions thereof incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates) are available without charge on request from

                       Metrocall, Inc.
                       6677 Richmond Highway
                       Alexandria, Virginia, 22306
                       Attention: Shirley B. White
                               Assistant Secretary
                               (telephone number: (703) 660-6677)

     In order to ensure timely delivery of the documents, any request should be made no later than five (5) business days prior to the Expiration Date.

     The New Notes will be represented by a global certificate registered in the name of The Depository Trust Company ("DTC"). See "Description of the New
Notes -- Book-Entry; Delivery and Form and The Depository Trust Company."

                                    SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements and notes thereto included elsewhere or incorporated by reference in this Prospectus. Investors should carefully consider the information set forth in "Risk Factors" in evaluating the Exchange Offer. Unless the context otherwise requires, all references in this Prospectus to "Metrocall" or the "Company" are to Metrocall, Inc. and its subsidiaries.

                                  THE COMPANY

     Metrocall is the second largest paging company in the United States, providing local, regional and nationwide paging and other wireless messaging services. Metrocall currently operates regional and nationwide paging networks throughout the United States and has historically concentrated its selling efforts in five operating regions: (i) the Northeast (Massachusetts through Delaware); (ii) the Mid-Atlantic (Maryland and the Washington, D.C. metropolitan area); (iii) the Southeast (including Virginia, the Carolinas, Georgia, Florida, Alabama, Louisiana, Mississippi and Tennessee); (iv) the Southwest (primarily Texas); and (v) the West (California, Nevada and Arizona). Through the Metrocall Nationwide Wireless Network, Metrocall provides paging services in all 50 states and approximately 1,000 U.S. cities, which include the top 100 Standard Metropolitan Statistical Areas.

     On December 30, 1997, Metrocall completed the merger of ProNet Inc. ("ProNet") with and into Metrocall (the "ProNet Merger"). After giving effect to the merger, the surviving corporation has over 4 million subscribers. In connection with the ProNet Merger, Metrocall refinanced ProNet's secured bank debt through borrowings under Metrocall's credit facility and assumed $100.0 million in ProNet senior subordinated notes. On October 21, 1997, Metrocall completed the sale of the Old Notes (the "Note Sale"), the net proceeds of which were used to repay outstanding bank debt. On July 1, 1997, Metrocall acquired substantially all the assets of Page America Group, Inc. and its subsidiaries ("Page America"), which added approximately 200,000 subscribers ("Page America Acquisition"). The acquisitions of Page America and ProNet expanded Metrocall's operating regions to include the Mid-West while also increasing its subscriber bases in its existing operating regions.

     Metrocall was organized as a Delaware corporation in October 1982. Metrocall Common Stock is traded on the Nasdaq Stock Market (the "NSM") under the symbol "MCLL." Metrocall's principal executive offices are located at 6677 Richmond Highway, Alexandria, Virginia 22306 and its telephone number is (703) 660-6677.

                               THE EXCHANGE OFFER

GENERAL.......................    The Old Notes were issued by the Company on
                                  October 21, 1997 to Morgan Stanley & Co.
                                  Incorporated, TD Securities (USA) Inc., First
                                  Union Capital Markets Corp., and NationsBanc
                                  Montgomery Securities, Inc. (the "Placement
                                  Agents"). The Placement Agents subsequently resold the Old Notes in the United States to qualified institutional buyers in reliance upon Rule 144A under the Securities Act, and, outside the United States, to persons other than U.S. Persons. Up to $200,000,000 aggregate principal amount of New Notes are being offered in exchange for a like aggregate principal amount of Old Notes. The Company will issue, promptly after the Expiration
                                  Date, $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. The
                                  Company is making the Exchange Offer in order to satisfy obligations under the Registration
                                  Rights Agreement. For a description of the procedures for tendering Old Notes, see "The
                                  Exchange Offer -- Procedures for Tendering Old
                                  Notes."

EXPIRATION DATE...............    5:00 p.m., New York City time, on
                                                 , 1998 (such time on such date
                                  being hereinafter called the "Expiration
                                  Date") unless the Exchange Offer is extended by the Company (in which case the term
                                  "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange
                                  Offer -- Expiration Date; Extensions;
                                  Amendments."

CONDITIONS TO THE EXCHANGE
OFFER.........................    The Exchange Offer is not subject to any
                                  conditions other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC, and is not conditioned upon any minimum principal amount of the Old Notes being tendered. See "The Exchange
                                  Offer -- Conditions to the Exchange Offer."
                                  The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer
                                  (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old
                                  Notes, or (iv) to waive any condition or otherwise amend the terms of the Exchange
                                  Offer in any respect. See "The Exchange
                                  Offer -- Expiration Date; Extensions;
                                  Amendments."

WITHDRAWAL RIGHTS.............    Tenders of Old Notes may be withdrawn at any
                                  time on or prior to the Expiration Date by delivering a written notice of such withdrawal to First Union National Bank (the "Exchange
                                  Agent") in conformity with certain procedures set forth below under "The Exchange
                                  Offer -- Withdrawal Rights."

PROCEDURES FOR TENDERING OLD
NOTES.........................    Tendering holders of Old Notes must complete
                                  and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, together with the Old
                                  Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange
                                  Offer. See "The Exchange Offer -- Procedures for Tendering Old Notes." Letters of
                                  Transmittal and certificates representing Old
                                  Notes should not be sent to the Company. Such documents should only be sent to the Exchange
                                  Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange
                                  Offer -- Exchange Agent."

RESALES OF NEW NOTES..........    The Company is making the Exchange Offer in
                                  reliance on the position of the Staff as set forth in certain interpretive letters addressed to parties in other transactions.
                                  However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange
                                  Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                  (within the meaning of the Securities Act) of such New Notes. However, any holder of Old
                                  Notes who is an "affiliate" of the Company or who intends to participate in the Exchange
                                  Offer for the purpose of distributing the New
                                  Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the
                                  Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New
                                  Notes.

                                  Each holder of Old Notes who wishes to
                                  exchange Old Notes for New Notes in the
                                  Exchange Offer will be required to represent that at the time of the consummation of the Exchange Offer (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes.

                                  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange
                                  Offer -- Resale of New Notes," the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution."

EXCHANGE AGENT................    The Exchange Agent with respect to the
                                  Exchange Offer is First Union National Bank.
                                  The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer - Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS...............    The Company will not receive any cash proceeds
                                  from the issuance of the New Notes offered hereby. The net proceeds from the initial sale of the Old Notes was approximately $194.2 million of which $193.0 million was used to repay outstanding amounts under Metrocall's senior secured credit facility (the "Metrocall Credit Facility").
                                  See "Use of Proceeds."

CERTAIN UNITED STATES FEDERAL
INCOME
  TAX CONSEQUENCES............    Holders of Old Notes should review the
                                  information set forth under "Certain United
                                  States Federal Income Tax Consequences" prior to tendering Old Notes in the Exchange Offer.

                                 THE NEW NOTES

Issuer........................    Metrocall, Inc.

Notes Offered.................    The terms of the New Notes will be identical
                                  in all material respects to the Old Notes, except that the New Notes will not contain terms with respect to transfer restrictions and will not provide for increased interest for certain future periods.

Maturity......................    November 1, 2007.

Interest......................    Payable semi-annually in cash on January 15
                                  and July 15 of each year.

Optional Redemption...........    The New Notes are redeemable, in whole or in
                                  part, at any time on or after November 1, 2002, at the option of the Company at the redemption prices set forth herein, plus accrued interest. See "Description of New
                                  Notes -- Optional Redemption."

Change of Control.............    Upon a Change of Control (as defined herein),
                                  the Company will be required to make an offer to purchase the New Notes at a purchase price equal to 101% of their principal amount, plus accrued interest. See "Description of New
                                  Notes -- Certain Covenants -- Change of
                                  Control."

Ranking.......................    The New Notes will be unsecured, general
                                  obligations of the Company, subordinated in right of payment to all existing and future
                                  Senior Debt of the Company (as defined
                                  herein). The New Notes will rank pari passu in right of payment with all existing and future senior subordinated debt of the Company, including the Company's $252.5 million in outstanding Senior Subordinated Debt as of December 30, 1997 and any Old Notes that remain outstanding ("Senior Subordinated
                                  Debt"). See "Risk Factors -- Substantial
                                  Indebtedness of Metrocall; Ability to Service
                                  Debt; Capital Expenditures,"
                                  "-- Subordination; Priority of Secured
                                  Indebtedness" and "Description of New
                                  Notes -- Ranking."

Certain Covenants.............    The indenture pursuant to which the New Notes
                                  are issued (the "Indenture") contains certain covenants, including, but not limited to, covenants with respect to: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on liens; (v) limitation on asset dispositions; (vi) limitation on subsidiary equity interests;
                                  (vii) limitation on dividends and other
                                  payment restrictions affecting subsidiaries;
                                  (viii) limitation on unrestricted
                                  subsidiaries; and (ix) restrictions on
                                  mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person. See "Description of New Notes -- Certain Covenants."

Listing.......................    Application has been made to list the Notes on
                                  the Luxembourg Stock Exchange.

Book-Entry: Delivery and
Form..........................    New Notes exchanged for Old Notes will be
                                  represented by one or more permanent global
                                  New Notes in definitive, fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The
                                  Depository Trust Company ("DTC"). Beneficial interests in such permanent global New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY CERTAIN MATTERS RELATING TO THE COMPANY, ITS BUSINESS AND AN INVESTMENT IN THE NOTES. SEE "RISK FACTORS."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table presents selected historical financial data of the Company for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997. The historical financial data for each of the five years in the period ended December 31, 1996 have been derived from the audited Consolidated Financial Statements of the Company. The historical financial data for the nine months ended September 30, 1996 and 1997 have been derived from the Company's unaudited Consolidated Financial Statements. The following information should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto incorporated by reference herein. Operating results for interim periods are not necessarily indicative of the results that might be expected for an entire fiscal year.

                                                                                                           NINE MONTHS
                                                       YEAR ENDED DECEMBER 31,                         ENDED SEPTEMBER 30,
                                      ----------------------------------------------------------    -------------------------
                                        1992        1993      1994(1)       1995       1996(1)       1996(1)        1997(1)
                                      --------    --------    --------    --------    ----------    ----------    -----------
                                                                                                           (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Service, rent and maintenance
  revenues.........................   $ 30,996    $ 33,111    $ 49,716    $ 92,160    $  124,029    $   79,453    $  183,237
Product sales......................      4,196       4,549       8,139      18,699        25,928        19,155        28,832
                                      --------    --------    --------    --------    ----------    ----------    ----------
    Total revenues.................     35,192      37,660      57,855     110,859       149,957        98,608       212,069
Net book value of products sold....     (3,439)     (4,130)     (6,962)    (15,527)      (21,633)      (15,546)      (21,324)
                                      --------    --------    --------    --------    ----------    ----------    ----------
                                        31,753      33,530      50,893      95,332       128,324        83,062       190,745
Operating expenses:
Service, rent and maintenance......      8,342       9,559      14,014      27,258        38,347        26,297        56,347
Selling, general and
  administrative(2)................     12,341      17,879      20,727      42,353        57,226        36,361        82,955
Depreciation and amortization......      6,594       6,525      13,829      31,504        58,196        40,385        67,017
                                      --------    --------    --------    --------    ----------    ----------    ----------
Income (loss) from operations......      4,476        (433)      2,323      (5,783)      (25,445)      (19,981)      (15,574)
Interest and other (expense)
  income(3)........................      1,212          77         161         314          (607)          338           (61)
Interest expense...................     (2,631)     (1,331)     (3,726)    (12,533)      (20,424)      (13,596)      (25,763)
                                      --------    --------    --------    --------    ----------    ----------    ----------
Income (loss) before income tax
  benefit and extraordinary item...      3,057      (1,687)     (1,242)    (18,002)      (46,476)      (33,239)      (41,398)
Income tax benefit (provision).....        (69)        (59)        152         595         1,021           279         3,510
                                      --------    --------    --------    --------    ----------    ----------    ----------
Income (loss) before extraordinary
  item.............................      2,988      (1,746)     (1,090)    (17,407)      (45,455)      (32,960)      (37,888)
Extraordinary item(3)..............         --        (439)     (1,309)     (2,695)       (3,675)           --            --
                                      --------    --------    --------    --------    ----------    ----------    ----------
    Net income (loss)..............   $  2,988    $ (2,185)   $ (2,399)   $(20,102)   $  (49,130)   $  (32,960)   $  (37,888)
                                      ========    ========    ========    ========    ==========    ==========    ==========
OPERATING AND OTHER DATA:
Units in service (end of period)...    201,397     247,716     755,546     944,013     2,142,351     1,405,933     2,633,544
EBITDA(4)..........................   $ 11,070    $ 10,923    $ 16,152    $ 27,771    $   32,751    $20,404....   $   51,443
EBITDA margin(5)...................       34.9%       32.6%       31.7%       29.1%         25.5%         24.6%         27.0%
Net cash provided by operating
  activities.......................   $  8,858    $ 10,929    $ 11,796    $ 14,000    $   15,608    $   17,854    $   18,685
Net cash provided by (used in)
  investing activities.............   $ 26,127    $(13,598)   $ 19,227    $ 44,528    $  327,904    $  183,732    $   69,249
Net cash (used in) provided by
  financing activities.............   $(34,167)   $  1,983    $  9,190    $151,329    $  199,639    $   52,547    $   55,498
ARPU(6)............................   $  13.10    $  12.29    $  10.53    $   9.15    $     8.01    $     7.86    $     8.30
Average monthly operating expense
  per unit(7)......................   $   8.74    $   8.39    $   7.36    $   6.71    $     6.28    $     6.20    $     6.45
Units in service per employee (end
  of period).......................        730         716       1,007       1,047         1,088         1,320         1,165
Capital expenditures(8)............   $  3,918    $ 13,561    $ 19,091    $ 44,058    $   62,110    $   58,462    $   54,400
Ratio of earnings to fixed
  charges(9).......................         --          --          --          --            --            --            --

                                                               DECEMBER 31,                               SEPTEMBER 30,
                                          -------------------------------------------------------    -----------------------
                                            1992       1993        1994        1995        1996        1996         1997
                                          --------    -------    --------    --------    --------    --------    -----------
                                                                                                                 (UNAUDITED)

                                                                    (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit)..............   $    531    $(1,603)   $ (5,277)   $116,009    $ (7,267)   $(12,682)    $  (1,124)
Cash and cash equivalents..............      1,700      1,014       2,773     123,574      10,917      10,243        15,851
Total assets...........................     26,180     33,857     200,580     340,614     651,468     412,503       706,280
Total long-term debt, net of current
  portion..............................     30,855     11,814     101,346     153,803     327,092     221,647       384,033
Total stockholders' equity.............    (11,374)    13,729      68,136     155,238     166,298     132,363       145,007

---------------
(1) 1994, 1996 and the nine months ended September 30, 1996 and 1997 include the results of operations of acquired companies from their respective acquisition dates (see Note 3 to consolidated financial statements as of and for the year ended December 31, 1996 and Note 5 to the condensed consolidated financial statements as of and for the nine months ended September 30, 1997).
(2) Includes the impact of one-time, non-recurring charges for the forgiveness of certain stockholder notes receivable of approximately $4.8 million in 1993, non-recurring severance and other compensation costs incurred as part of a management reorganization charge of approximately $2.0 million in 1995.
(3) In 1993, 1994 and 1995 the Company refinanced balances outstanding under its then existing credit facilities. As a result of this refinancing the Company recorded extraordinary items of $439,000, $1.3 million and $2.7 million, respectively, representing charges to expense unamortized deferred financing costs and other costs, net of any income tax benefits, related to those credit facilities. In 1996, the Company recorded an extraordinary item for costs of approximately $3.7 million paid to purchase the A+ Network 11 7/8% senior subordinated notes outstanding. Additionally, the Company incurred breakage fees of approximately $1.7 million associated with the termination of two interest rate swap agreements in 1995. Costs associated with this termination have been included in interest and other (expense) income in the 1995 statement of operations.
(4) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), while not a measure under generally accepted accounting principles ("GAAP"), is a standard measure of financial performance in the paging industry. EBITDA should not be considered in isolation or as an alternative to net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of performance under GAAP. EBITDA is, however, an approximation of the primary financial measure by which the Company's covenants are calculated under the Indenture and the Metrocall Credit Facility. EBITDA excludes non-recurring charges for the forgiveness of certain stockholder notes receivable of approximately $4.8 million in 1993, and approximately $2.0 million incurred as part of a management reorganization charge in 1995.
(5) EBITDA margin is calculated by dividing (a) EBITDA by (b) total revenues less the net book value of products sold.
(6) ARPU is calculated by dividing (a) service, rent and maintenance revenues for the period by (b) the average number of units in service for the period. ARPU calculation excludes revenues derived from non-paging services such as telemessaging, long distance and cellular telephone. The average numbers of units used by the Company to calculate ARPU, average monthly operating expense per unit and other per unit amounts are based on the average number of units in service during the relevant period and, with respect to periods in which an acquisition occurred, adjusted for the estimated number of units added after the date of acquisition.
(7) Average monthly operating expense per unit is calculated by dividing (a) total recurring operating expenses before depreciation and amortization for the period by (b) the average number of units in service for the period. For this calculation, operating expenses exclude non-recurring charges for the forgiveness of certain stockholder notes receivable of approximately $4.8 million in 1993, and approximately $2.0 million incurred as a part of a management reorganization charge in 1995. For a discussion of the estimated average number of units used in calculating average monthly operating expense per unit, see Footnote 6 above.
(8) Excludes acquisitions but includes leased pager costs.
(9) Earnings used in computing the ratio of earnings to fixed charges consist of income before income tax benefit and extraordinary item plus fixed charges. Fixed charges consist of interest expense and that portion of rental expense representative of interest. Earnings were insufficient to cover fixed charges in 1994, 1995, 1996 and the nine months ended September 30, 1996 and 1997 by $1.2 million, $18.0 million, $46.5 million, $33.2 million and $41.4 million, respectively.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following summary unaudited pro forma condensed combined statements of operations data of Metrocall for the year ended December 31, 1996 give effect to Metrocall's 1996 acquisitions including Parkway, Satellite and A+ Network as if each transaction had occurred on January 1, 1996 under the heading "Pro Forma Metrocall." The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 1996 and for the nine months ended September 30, 1997 also give effect to the Page America Acquisition under the heading "Pro Forma Metrocall and Page America," and to the Page America Acquisition and the Note Sale under the heading "Pro Forma Metrocall, Page America and Note Sale" and to the Page America Acquisition, the Note Sale and the ProNet Merger under the heading "Pro Forma Metrocall, Page America, Note Sale and ProNet," in each case as if those transactions had occurred on January 1, 1996.

     The unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall and Note Sale" gives effect to the Offering as if it had occurred on September 30, 1997. The unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall, Note Sale and ProNet" gives effect to the Note Sale and the ProNet Merger as if each had occurred on September 30, 1997.

     This information should be read in conjunction with the unaudited Pro Forma Condensed Combined Financial Data and the notes thereto incorporated by reference herein to Metrocall's Current Report on Form 8-K filed January 14, 1998, and to the Metrocall Consolidated Financial Statements and the ProNet Consolidated Financial Statements incorporated by reference herein. The unaudited pro forma condensed combined financial data do not purport to represent what the Company's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Metrocall believes are reasonable. In the opinion of management of Metrocall, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial data.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (CONTINUED)

                                                                             YEAR ENDED DECEMBER 31, 1996
                                                          -------------------------------------------------------------------
                                                                         PRO FORMA        PRO FORMA           PRO FORMA
                                                                         METROCALL       METROCALL,           METROCALL,
                                                          PRO FORMA         AND         PAGE AMERICA        PAGE AMERICA,
                                                          METROCALL     PAGE AMERICA    AND NOTE SALE    NOTE SALE AND PRONET
                                                          ----------    ------------    -------------    --------------------
                                                          (IN THOUSANDS, EXCEPT FOR RATIOS AND UNITS IN SERVICE)
CONDENSED COMBINED STATEMENTS OF OPERATIONS DATA:
  Total revenues.......................................   $  247,886     $  269,870      $   269,870          $  372,926
  Operating expenses...................................      264,120        288,383          288,383             405,972
  Loss from operations.................................      (46,821)       (50,384)         (50,384)            (78,161)
  Interest and other income (expense), net.............      (30,573)       (33,561)         (50,024)            (65,109)
  Income tax benefit...................................        5,614          5,614            5,614              10,185
  Net loss.............................................   $  (71,780)    $  (78,331)     $   (94,794)         $ (133,085)

OTHER DATA:
  Units in service (end of period).....................    2,142,351      2,347,351        2,347,351           3,618,305
  EBITDA(1)............................................   $   53,879     $   59,003      $    59,003          $   83,801
  Pro forma ratio of EBITDA to interest expense........          1.7x           1.8x             1.2x                1.3x
  Ratio of earnings to fixed charges(2)................           --             --               --                  --

                                                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                          -------------------------------------------------------------------
                                                                         PRO FORMA        PRO FORMA           PRO FORMA
                                                                         METROCALL       METROCALL,           METROCALL,
                                                                            AND         PAGE AMERICA        PAGE AMERICA,
                                                          METROCALL     PAGE AMERICA    AND NOTE SALE    NOTE SALE AND PRONET
                                                          ----------    ------------    -------------    --------------------
                                                          (IN THOUSANDS, EXCEPT FOR RATIOS AND UNITS IN SERVICE)
CONDENSED COMBINED STATEMENTS OF OPERATIONS DATA:
  Total revenues.......................................   $  212,069     $  221,396      $   221,396          $  309,756
  Operating expenses...................................      206,319        217,370          217,370             330,829
  Loss from operations.................................      (15,574)       (17,723)         (17,723)            (52,731)
  Interest and other income (expense), net.............      (25,824)       (27,029)         (30,418)            (43,622)
  Income tax benefit...................................        3,510          3,484            3,484               6,981
  Net loss.............................................   $  (37,888)    $  (41,268)     $   (44,657)            (89,372)
OTHER DATA:
  Units in service (end of period).....................    2,633,544      2,633,544        2,633,544           4,059,818
  EBITDA(1)............................................   $   51,443     $   52,861      $    52,861          $   75,573
  Pro forma ratio of EBITDA to interest expense........          2.0            2.0              1.8x                1.7x
  Ratio of earnings to fixed charges(2)................           --             --               --                  --
  Pro forma ratio of long-term debt, net of current
    portion, to EBITDA(3)..............................          5.6            5.4              5.5                 5.7
CONDENSED COMBINED BALANCE SHEET DATA (AS OF SEPTEMBER
  30, 1997):
  Working capital (deficit)............................   $   (1,124)    $   (1,124)     $        26          $  (14,056)
  Total assets.........................................      706,280        706,280          713,280           1,060,166
  Long-term debt, net of current portion(4)............      384,033        384,033          391,033             573,477

---------------
(1) EBITDA, while not a measure under GAAP, is a standard measure of financial performance in the paging industry. EBITDA should not be considered in isolation or as an alternative to net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of performance under GAAP. Pro forma EBITDA excludes certain nonrecurring charges related to Satellite and A+ Network of approximately $408,000 for the year ended December 31, 1996. Pro forma EBITDA excludes certain nonrecurring charges related to ProNet of approximately $8.8 million and $6.4 million for the year ended December 31, 1996 and nine months ended September 30, 1997, respectively.

(2) Earnings used in computing the ratio of earnings to fixed charges consist of income before income tax benefit and extraordinary item plus fixed charges. Fixed charges consist of interest expense and that portion of rental expense representative of interest. On a pro forma basis, after giving effect to the Page America Acquisition, the Note Sale and the ProNet Merger, the Company's earnings before fixed charges would have been insufficient to cover fixed charges by $143.3 million and $96.4 million for 1996 and the nine months ended September 30, 1997, respectively.

(3) The ratios of long-term debt to EBITDA for the nine-month period ended September 30, 1997 assume annualized EBITDA for the period.

(4) During October 1997, the Company increased borrowings outstanding under the Metrocall Credit Facility by $18.0 million to fund working capital requirements. Subsequent to September 30, 1997, ProNet increased borrowings outstanding under its credit facility by $5.0 million primarily to fund interest payments required for the ProNet Senior Subordinated Debt.

                                  RISK FACTORS

     In addition to reviewing the other information contained or incorporated by reference in this Prospectus, holders of the Old Notes should review carefully the following risks concerning the New Notes, the Company and the paging industry before tendering Old Notes for exchange.

SUBSTANTIAL INDEBTEDNESS OF METROCALL; ABILITY TO SERVICE DEBT; CAPITAL EXPENDITURES

     At December 31, 1997, Metrocall had outstanding approximately $600.0 million in indebtedness consisting of bank loans, senior subordinated notes, mortgage indebtedness and capital leases. The Metrocall Credit Facility currently provides for total borrowings of $300.0 million (of which $141.2 million was drawn as of December 31, 1997 and is included in the outstanding indebtedness described above), subject to the limitations described below.

     Metrocall expects to incur additional indebtedness (in the form of draws on the Metrocall Credit Facility or otherwise) to meet working capital needs, in connection with future acquisitions or for other purposes. However, the ability to incur additional indebtedness (including draws on the Metrocall Credit Facility) is subject to certain limitations in the agreements relating to existing indebtedness.

     Metrocall currently would be able to incur approximately $45.8 million of additional indebtedness under the Metrocall Credit Facility based on its operating results through September 30, 1997 and estimated cash balances on hand and after giving effect to the Page America Acquisition, the Note Sale and the ProNet Merger.

     On a pro forma basis, after giving effect to the Page America Acquisition, the Note Sale and the ProNet Merger, the Company's earnings before fixed charges would have been insufficient to cover its fixed charges for the year ended December 31, 1996 and nine months ended September 30, 1997, by approximately $143.3 million and $96.4 million, respectively. Free cash flow deficit (EBITDA less capital expenditures and interest expense) for the year ended December 31, 1996 and the nine months ended September 30, 1997 was $49.8 million and $28.7 million, respectively, and, on a pro forma basis, after giving effect to the Note Sale and the ProNet Merger, the free cash flow deficit for the nine months ended September 30, 1997 would have been $51.1 million.

     This substantial indebtedness, along with the net losses and working capital deficits sustained by Metrocall in recent periods, will have certain adverse consequences for Metrocall, including the following: (i) the ability of Metrocall to obtain additional financing for working capital, capital expenditures, debt service requirements or other purposes may be impaired; (ii) a substantial portion of Metrocall's cash flow from operations will be required to be dedicated to the payment of Metrocall's interest expense; (iii) indebtedness under the Metrocall Credit Facility bears interest at floating rates, which will cause Metrocall to be vulnerable to increases in interest rates; (iv) Metrocall may be more highly leveraged than companies with which it competes, which may place it at a competitive disadvantage; and (v) Metrocall may be more vulnerable in the event of a downturn in its business or in general economic conditions. See "-- History of Losses from Operations."

     The Company has required, and will continue to require, substantial capital in connection with the further development and expansion of its operations. Historically, the Company has funded its capital requirements by debt financing and the sale of capital stock. The Company expects its capital expenditures for 1997 and 1998 will be approximately $70 million and $80 million (after giving effect to the ProNet Merger), respectively. The Company believes that the net proceeds from the Offering, borrowings under the Metrocall Credit Facility and cash flow from operations will be sufficient to fund the Company's planned capital expenditures and working capital and debt service requirements. The Company may require additional financing for future acquisitions and for further expansion of its paging operations. See "-- Growth Strategy."

     The ability of Metrocall to meet its debt service and other obligations (including compliance with financial covenants) will be dependent upon the future performance of Metrocall and its cash flow from operations, which will be subject to financial, business and other factors, certain of which are beyond its control, such as prevailing economic conditions. As a result of the ProNet Merger, the Company's total indebtedness and debt service requirements will be substantially increased and the Company will be subject to significant financial restrictions and limitations. The successful implementation of the Company's strategy is necessary for the Company to meet its debt service requirements, including its obligations under the Notes. No assurance can be given that, in the event Metrocall were to require additional financing, such additional financing would be available on terms permitted by agreements relating to existing indebtedness or otherwise satisfactory to Metrocall. Moreover, there can be no assurance that the Company will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and working capital requirements. Furthermore, if the Company is unable to satisfy any of the covenants under the Metrocall Credit Facility, including financial covenants, the Company will be unable to borrow under such facility to fund planned capital expenditures, its ongoing operations and other permissible uses. Failure to obtain such financing could result in delays or abandonment of some or all of the Company's plans, which could limit the ability of the Company to meet its debt service obligations (including obligations with respect to the New Notes) and could have an adverse effect on its business.

     Substantially all outstanding debt of the Company will mature prior to the maturity of the New Notes. The Company's indebtedness may need to be refinanced at its maturity. The Company's ability to do so will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its indebtedness and other factors, including market conditions, beyond the control of the Company.

HISTORY OF LOSSES FROM OPERATIONS

     Metrocall sustained losses from operations of $5.8 million and $25.4 million for the years ended December 31, 1995 and 1996, respectively, and $15.6 million for the nine months ended September 30, 1997. No assurance can be given that Metrocall will achieve profitability. In addition, at September 30, 1997, Metrocall's accumulated stockholders' deficit was approximately $140.0 million. Metrocall's business requires substantial funds for capital expenditures and acquisitions that result in significant depreciation and amortization charges. Accordingly, losses from operations are expected to continue to be incurred in the future. On a pro forma basis, after giving effect to the Page America Acquisition and the ProNet Merger, the Company's losses from operations would have been $78.2 million and $52.7 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. See "Pro Forma Condensed Combined Financial Data."

SUBORDINATION; PRIORITY OF SECURED INDEBTEDNESS

     The New Notes will be unsecured and subordinated in right of payment to all existing and future Senior Debt of the Company, including all indebtedness under the Metrocall Credit Facility. By reason of such subordination, in the event of the insolvency, liquidation or other reorganization of the Company, the Senior Debt must be paid in full before the principal of, premium, if any, or interest on the New Notes may be paid. As of December 31, 1997 the aggregate amount of Senior Debt is approximately $147.5 million. The Indenture governing the New Notes permits the Company to incur additional Senior Debt if certain tests are met. See "Description of Notes -- Certain Covenants." In addition, the obligations of the Company under the Metrocall Credit Facility are secured by a first priority security interest in substantially all of the Company's assets. If the Company becomes insolvent or is liquidated, or if payment under the Metrocall Credit Facility is accelerated, the lenders under the Metrocall Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on the Company's assets. In any such event, because the New Notes will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of such New Notes could be satisfied, or, if any such assets remained, such assets might be insufficient to satisfy such claims fully.

     In the event of a default in the payment of principal or interest with respect to any Senior Debt of the Company, the Company will not make any payment with respect to the principal of, premium, if any, or interest on the New Notes unless and until such default has been cured or waived. In the event of any other default permitting the acceleration of Designated Senior Debt (as defined in "Description of New Notes -- Ranking") or indebtedness under the Metrocall Credit Facility where notice of such default has been given to the Company, the Company may not make any payment with respect to the principal of, or premium, if any, or interest on the New Notes unless and until such default has been cured or waived; provided, however, that such other default will not prevent the making of payments on the New Notes for more than 179 consecutive days after notice of such default has been given to the Company. Upon any payment or distribution of assets of the Company upon a total or partial liquidation, dissolution, reorganization or similar proceeding, the holders of Senior Debt will be entitled to receive payment in full before the holders of the New Notes or other Senior Subordinated Debt are entitled to receive any payment. See "Description of New Notes -- Ranking."

     In addition, the New Notes will rank pari passu with all other Senior Subordinated Debt of the Company. As of December 31, 1997, the Company had $452.5 million in Senior Subordinated Debt including the Old Notes. See "Description of New Notes -- Ranking." Accordingly, in the event that there remain assets of the Company available to satisfy the claims of creditors after payment of Senior Debt, but such assets were not sufficient to pay all Senior Subordinated Debt in full, the holders of the New Notes would receive only a proportionate share of these assets.

COVENANT RESTRICTIONS

     The instruments governing the indebtedness of the Company impose significant operating and financial restrictions on the Company. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness and certain types of indebtedness, create liens, engage in transactions with stockholders and affiliates, sell assets, issue capital stock of subsidiaries or engage in mergers or acquisitions. In addition, the Metrocall Credit Facility requires that the Company maintain certain financial ratios. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities.

     Failure by the Company or its subsidiaries to comply with these restrictions could lead to a default under the terms of such indebtedness and the New Notes notwithstanding the ability of the Company to meet its debt service obligations. In the event of a default, the holders of such indebtedness could elect to declare all such indebtedness to be due and payable, together with accrued and unpaid interest. In such event, a significant portion of the Company's other indebtedness (including the New Notes) may become immediately due and payable and there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are acceptable to the Company. In addition, the pledge of substantially all of the Company's assets as collateral under such debt instruments could impair the Company's ability to obtain favorable financing. The terms of the Company's preferred stock and agreements executed in connection therewith also contain certain covenants and restrictions with respect to the Company.

RISKS ASSOCIATED WITH ACQUISITIONS; CHALLENGES OF BUSINESS INTEGRATION

     The Company recently has completed several acquisitions and is subject to risks that the paging systems acquired, including assets acquired in the Page America Acquisition and in the ProNet Merger, will not perform as expected and that the returns from such systems will not support indebtedness assumed or incurred to acquire, or the capital expenditures needed to develop, such assets. The Company's recent acquisitions, and any additional acquisitions, will require integration of each company's development, administrative, finance, sales and marketing organizations, as well as the integration of each company's communication networks and the coordination of its sales efforts. Further, each company's customers will need to be reassured that their paging services will continue uninterrupted. The diversion of management attention and any difficulties encountered in the transition process could have an adverse impact on the revenue and operating results of the Company. Additionally, attempts to achieve economies of scale through cost cutting and lay-offs of existing personnel may, at least in the short term, have an adverse impact upon the Company.

     Metrocall believes that a key benefit to be realized from the ProNet Merger will be the integration of paging service coverage, which will allow the Company to provide paging services in new markets. The integration of acquired systems with existing operations entails considerable expenses in advance of anticipated revenues and may cause substantial fluctuations in the Company's operating results. This may involve, among other things, integration of technical, sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software systems, some of which may be incompatible with the Company's existing systems. In addition, telecommunications providers generally experience higher customer and employee turnover rates during and after an acquisition. The Company is in the process of integrating the operations of the Page America Acquisition and expects that the integration of ProNet will not be completed until the end of 1998. There can be no assurance that the Company will be able to integrate such acquisitions successfully. If the Company is not successful in integrating such paging service coverage, the business of the Company will be adversely affected.

GROWTH STRATEGY

     Historically, Metrocall has grown substantially through acquisitions. The Company intends to pursue future acquisition opportunities; however, no assurance can be given that the Company will identify, finance and purchase additional suitable acquisitions on acceptable terms, or that future acquisitions, if completed, will be successful. The Company will likely incur additional debt to finance any additional acquisitions. The Company intends to pursue internal growth through expansion of its paging operations. The Company's internal growth will depend, in part, upon its ability to attract and retain skilled employees, its increasing reliance on strategic alliances and the ability of the Company's officers and key employees to maintain effective quality controls, manage successfully rapid growth and implement appropriate management information systems and controls. If the Company were unable to attract and retain skilled employees, rely upon its strategic alliances, maintain effective quality controls, manage successfully rapid growth and/or implement appropriate systems and controls, the Company's operations could be adversely affected.

POSSIBLE IMPACT OF COMPETITION AND TECHNOLOGICAL CHANGE

     The Company will face competition from other paging companies in all markets in which it will operate. The wireless communications industry is highly competitive, with price being the primary means of differentiation among providers of numeric messaging services (which account for the substantial majority of the current revenues of both Metrocall and ProNet), particularly in the reseller market (which accounts for a majority of ProNet's revenues and an increasing portion of Metrocall's revenues). Some of the Company's competitors and potential competitors, which include regional and national paging companies, have substantially greater financial, personnel, technical, marketing and other resources than those of the Company, as well as other competitive advantages. Paging companies also compete on the basis of coverage area, enhanced services, transmission quality, system reliability and customer service. In addition, other entities offering wireless two-way communications technology, including cellular telephone, specialized mobile radio services and Personal Communication Services ("PCS"), also compete with the paging services that the Company provides. There can be no assurance that additional competitors will not enter markets served by the Company or that the Company will be able to compete successfully. In this regard, certain long distance telephone carriers and regional Bell operating companies are marketing paging services jointly with other telecommunications services.

     Future technological advances in the wireless communications industry could create new services or products competitive with the paging and wireless messaging services provided or to be provided by the Company. Recent and proposed regulatory changes by the Federal Communications Commission ("FCC") are aimed at encouraging such new services and products. In particular, in 1994, the FCC began auctioning licenses for PCS. The FCC's rules also provide for the private use of PCS spectrum on an unlicensed basis. There are two types of PCS: narrowband and broadband. Narrowband PCS provides enhanced or advanced paging and messaging capabilities, such as "acknowledgment paging" or "talk-back" paging. Broadband PCS offers two-way voice communications and messaging services. Broadband PCS competes with cellular telephone services and enhanced specialized mobile radio services, as well as with conventional paging services. Several PCS systems are currently operational. Additionally, other existing or prospective radio services have the potential to compete with the Company. For example, the FCC has authorized non-geostationary mobile satellite service systems in several frequency bands, and has adopted licensing and operational rules for additional licenses in some of those bands. Licensees in those satellite services (some of whom have already launched satellites) are permitted to offer signaling and other mobile services that could compete with terrestrial paging companies. A recent FCC decision will allow land mobile licensees in the 220-222 MHz band to offer commercial paging services. The FCC has also initiated a rule-making proceeding proposing to allow Multiple Address Systems, a fixed microwave service in various 900 MHz frequency bands, to offer mobile services. Any of these services may compete directly or indirectly with the Company.

     Moreover, changes in technology could lower the cost of competitive services and products to a level at which the Company's services and products would become less competitive or at which the Company would be required to reduce the prices of its services and products. There can be no assurance that the Company will be able to develop or introduce new services and products to remain competitive or that the Company will not be adversely affected in the event of such technological developments.

     Technological change also may affect the value of the pagers owned by the Company and leased to its subscribers. If the Company's subscribers requested more technologically advanced pagers, the Company could incur additional inventory costs and capital expenditures if it were required to replace pagers leased to its subscribers within a short period of time.

SUBSCRIBER TURNOVER

     The results of operations of paging service providers, such as Metrocall, can be significantly affected by subscriber cancellations and by subscribers who switch their service to other carriers. To realize net growth in subscribers, disconnected subscribers must be replaced and new subscribers must be added. The sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers. Because the Company's business is characterized by high fixed costs, disconnections directly and adversely affect the Company's results of operations. An increase in its subscriber cancellation rate may adversely affect the Company's results of operations.

POTENTIAL FOR CHANGE IN REGULATORY ENVIRONMENT

     The Company's paging operations are subject to regulation by the FCC and, to a lesser extent, by various state regulatory agencies. There can be no assurance that those agencies will not adopt regulations or take actions that would have a material adverse effect on the business of the Company. Changes in regulation of the Company's paging business or the allocation of radio spectrum for services that compete with the Company's business could adversely affect the Company's results of operations. For example, the FCC has adopted rules under which it will issue paging licenses on a wide-area basis by competitive bidding (i.e., auctions). Although Metrocall believes that these rule changes may simplify the Company's regulatory compliance burdens, particularly regarding adding or relocating transmitter sites, those rule changes may also increase the Company's costs of obtaining paging licenses.

RELIANCE ON KEY PERSONNEL

     Metrocall is dependent on the efforts and abilities of a number of its current key management, sales, support and technical personnel, including William L. Collins, III, Steven D. Jacoby and Vincent D. Kelly. The success of the Company will depend to a large extent on its ability to retain and continue to attract key employees. The loss of certain of these employees or the Company's inability to retain or attract key employees in the future could have an adverse effect on the Company's operations. Metrocall has employment contracts with each of the individuals named above.

PENDING LITIGATION

     In April 1996, Metrocall entered into an agreement to purchase certain of the assets of Source One Wireless, Inc. ("Source One") and placed $1.0 million cash in escrow. On June 26, 1996, Metrocall advised Source One that Source One had failed to meet certain conditions to completion of the transaction and terminated the agreement. On September 20, 1996, Source One filed an action in the Circuit Court of Cook

County, Illinois claiming that Metrocall had breached the agreement and seeking specific performance of the purchase agreement or unspecified damages in excess of $80.0 million. Metrocall removed the action to the United States District Court for the Northern District of Illinois. Metrocall intends to vigorously defend the claims in this action and believes it has meritorious defenses to this action. Metrocall has denied the claim and asserted affirmative defenses and counterclaims based on misrepresentations and breaches of contract by Source One. The period for fact discovery has now closed. No trial date has been set.

INTANGIBLE ASSETS

     At September 30, 1997, Metrocall's total assets of approximately $706.3 million included net intangible assets of approximately $491.2 million. Intangible assets include FCC licenses and certificates, customer lists, debt financing costs, goodwill and certain other intangibles. Metrocall will record, for financial reporting purposes, additional intangible assets in connection with the Offering and the ProNet Merger. Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. Impairment is measured by comparing the book value to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. Metrocall's estimates of anticipated gross revenues, the remaining estimated lives of tangible and intangible assets, or both, could be reduced significantly in the future due to changes in technology, regulation, available financing or competitive pressures in any of Metrocall's individual markets. As a result, the carrying amount of long-lived assets and intangible assets including goodwill could be reduced materially in the future. Because a majority of the Company's assets are intangible, the assets of the Company may not be sufficient to repay all of the Company's indebtedness (including the New Notes) in the event secured creditors foreclose on the assets pledged to them.

ABSENCE OF PUBLIC TRADING MARKET FOR THE NEW NOTES

     There is no public market for the New Notes. Application has been made to list the New Notes on the Luxembourg Stock Exchange and the Company does not intend to apply for listing of the Notes on any other national securities exchange or for quotation of the New Notes through the Nasdaq Stock Market. The Company has been advised by the Placement Agents that the Placement Agents intend to make a market in the New Notes; however, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Notes or that an active public market will develop. If an active public market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

     The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes that remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement. See "Description of the Old Notes." The Company does not intend to register under the Securities Act any Old Notes that remain outstanding after consummation of the Exchange Offer.

     To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes have been designated for trading in the Private Offerings, to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes that remain outstanding after the Exchange Offer could be adversely affected.

     In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to April 21, 1998, the annual interest rate borne by the Notes will be increased by .5% per annum until the Exchange Offer is consummated or the Shelf Registration Statement (as defined in "Registration Rights") is declared effective.

     Notes not tendered in the Exchange Offer shall bear interest at the rate of 9 3/4% and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Description of Old Notes -- Transfer Restrictions."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

FORWARD-LOOKING STATEMENTS

     This Prospectus (including the documents or portions thereof incorporated herein by reference and any Prospectus Supplement) contains forward-looking statements. In addition, when used in this Prospectus, the words "intends to," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the impact of changes in national and regional economies, successful integration of acquired companies (including achievement of synergies and cost reductions), the availability of suitable acquisitions on acceptable terms and the other risk factors set forth above and the matters set forth in this Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. The New Notes will be exchanged for Old Notes of like principal amount. Old Notes that are exchanged will be retired and cancelled.

     Approximately $193.0 million of the net proceeds from the sale of the Old Notes was used to repay amounts outstanding under Metrocall Credit Facility.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 1997, the historical capitalization of Metrocall pro forma for the Note Sale (and application of the net proceeds thereof) under the heading "Pro Forma Metrocall and Note Sale," and pro forma for the Note Sale (and application of the net proceeds thereof) and the ProNet Merger under the heading "Pro Forma Metrocall, Note Sale and ProNet" as if each had occurred on September 30, 1997. Other than as set forth in footnotes (a) and (b) below, there has been no material change in the capitalization of the Company since September 30, 1997. The information set forth below should be read in conjunction with the Pro Forma Condensed Combined Financial Data included herein and the historical Consolidated Financial Statements of the Company incorporated by reference herein.

                                                                        SEPTEMBER 30, 1997
                                                            -------------------------------------------
                                                                                            PRO FORMA
                                                                           PRO FORMA        METROCALL,
                                                                           METROCALL        NOTE SALE
                                                            METROCALL    AND NOTE SALE      AND PRONET
                                                            ---------   ----------------   ------------
                                                                            (UNAUDITED)
                                                                          (IN THOUSANDS)
Cash and cash equivalents.................................  $  15,851      $   17,001       $    20,498
                                                            =========    ============         =========
Short-term debt:
  Current portion of long-term debt.......................  $     926      $      926       $       926
                                                            =========    ============         =========
Long-term debt, net of current portion:
  Borrowings under the Metrocall Credit Facility(1).......  $ 225,904      $   32,904       $   115,348
  10 3/8% Senior Subordinated Notes due 2007..............    150,000         150,000           150,000
  11 7/8% Senior Subordinated Notes due 2005..............      2,534           2,534             2,534
  11 7/8% Senior Subordinated Notes due 2005(2)...........         --              --           100,000
  9 3/4% Senior Subordinated Notes Due 2007...............         --         200,000           200,000
  Other long-term debt....................................      5,595           5,595             5,595
                                                            ---------   ----------------   ------------
     Total long-term debt, net of current portion.........    384,033         391,033           573,477
                                                            ---------   ----------------   ------------
Series A Convertible Preferred Stock......................     36,041          36,041            36,041
Series B Junior Convertible Preferred Stock...............     15,525          15,525            15,525
Stockholders' equity:
  Common stock(3).........................................        291             291               414
  Additional paid-in capital(3)...........................    284,731         284,731           339,987
  Accumulated deficit.....................................   (140,015)       (140,015)         (140,015)
                                                            ---------   ----------------   ------------
     Total stockholders' equity(3)........................    145,007         145,007           200,386
                                                            ---------   ----------------   ------------
          Total capitalization............................  $ 580,606      $  587,606       $   825,429
                                                            =========    ============         =========

---------------
(1) Excludes $18.0 million of borrowings under the Metrocall Credit Facility and $5 million under the ProNet Credit Facility subsequent to September 30, 1997. The Metrocall Credit Facility currently provides for total borrowings of up to $300.0 million, subject to certain limitations.

(2) Assumption of ProNet Senior Subordinated Notes.

(3) Assumed per share price for shares issued in the ProNet Merger is $4.50 per share.

                                 THE EXCHANGE OFFER

    PURPOSE AND EFFECT

     In connection with the Note Sale, the Company entered into the Registration Rights Agreement with the Placement Agents, pursuant to which the Company agreed, among other things, to use its best efforts to file under the Securities Act a registration statement relating to an offer to exchange the Old Notes for new notes with terms identical in all material respects (except as described below) and to have such Registration Statement remain effective until the closing of the Exchange Offer. A copy of the Registration Rights Agreement is incorporated in the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. The approval of Federal or State authorities is not required for consummation of the Exchange Offer.

     The Old Notes provide, among other things, that in the event the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to April 21, 1998 the annual interest rate of the Old Notes shall increase by .5% per annum to 10 1/4% per annum until the Exchange Offer is consummated or a shelf registration statement is declared effective. See "Risk Factors -- Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes." The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions and will not provide for an increase in interest payments or other distributions thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act.

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company who desires to deliver such Old Notes by book-entry transfer at The Depository Trust Company.

TERMS OF THE EXCHANGE

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $200,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus $200,000,000 aggregate principal amount of the Old Notes is outstanding.

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes that are not tendered for, or are tendered but not accepted in connection with the Exchange Offer, will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Risk Factors -- Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes." If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for a such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date, or, if such unaccepted Old Notes are uncertificated, such securities will be returned, without expense to the tendering holder thereof promptly after the Expiration Date via book entry transfer.

     Each Holder who tenders Old Notes pursuant to the Exchange Offer will be required to pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Old Notes. The Company will generally pay all other fees and expenses in connection with the registration statement for the Exchange Offer. See "-- Fees and Expenses."

     THE BOARD OF DIRECTORS OF THE COMPANY DOES NOT MAKE ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
          ,   , 1998 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange,
(ii) to terminate the Exchange Offer (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE OR EXCHANGE AND ISSUANCE OF NEW NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, New Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date. In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting New Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

     Valid Tender. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," and either
(i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Notes delivered are tendered for exchange, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i)  such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

     (iii) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three Nasdaq Stock Market trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

     The acceptance by the Company for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW NOTES

     The Company is making the Exchange Offer for the Old Notes in reliance on the position of the staff of the Division of Corporation Finance of the Commission (the "Staff") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set out in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

     Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that at the time of the consummation of the Exchange Offer (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the

Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Notes."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if, the Company determines that the consummation of the Exchange Offer or any portion thereof would violate any applicable law or any applicable interpretation of the Commission or its staff. In such event, if the Company determines to amend the Exchange Offer and such amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. Holders of Old Notes are entitled to certain rights under the Registration Rights Agreement in the event the Company is unable to consummate the Exchange Offer. See "Description of the Old Notes."

EXCHANGE AGENT

     First Union National Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                       First Union National Bank
                       Attn: Micheal Klotz
                       Reorganization Department
                       1525 West W.T. Harris Blvd., 3C3,
                       Charlotte, North Carolina 28262-1153
                       Phone: 704-590-7408
                       Facsimile: 704-590-7628

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

     Each Holder who tenders Old Notes pursuant to the Exchange Offer will be required to pay all underwriting discounts and commissions, if any, relating to the sale or disposition of the Old Notes. If New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     The Company will generally pay all fees and expenses in connection with the registration statement for the Exchange Offer. The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as of the Old Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expense related to the issuance of the New Notes and of the Exchange Offer will be amortized over the term of the New Notes.

                          DESCRIPTION OF THE NEW NOTES

     The New Notes offered hereby are issued pursuant to an Indenture dated as of October 21, 1997, between the Company and First Union National Bank, as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given them in the Indenture. A copy of the Indenture may be obtained from the Company or the Placement Agents.

GENERAL

     The New Notes will be general unsecured senior subordinated obligations of the Company and will be subordinate and junior in right of payment to all existing and future Senior Debt of the Company and effectively subordinated to liabilities, including trade payables, of the Company's Subsidiaries. In addition, the New Notes will rank pari passu with all other Senior Subordinated Debt of the Company.

     The New Notes will be limited to an aggregate principal amount of $200.0 million and will mature in 2007.

     Interest on the New Notes will be payable semi-annually in arrears on each January 15 and July 15 (each an "Interest Payment Date") to the persons in whose names the New Notes are registered at the close of business on the preceding January 1 and July 1, as the case may be. Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The New Notes will bear interest until maturity at the rate of 9 3/4% per annum.

     The Luxembourg Stock Exchange will be informed of each change in the interest rate payable on the New Notes on the date of such change. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemborger
Wort).

     The New Notes are issuable only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. Principal of, and premium, if any, and interest on each New Note will be payable and the New Notes may be presented for transfer or exchange at the office or agency of the Company maintained for such purpose. At the option of the Company, payment of interest may be made by check mailed to registered holders of the New Notes at the addresses set forth on the registry books maintained by the Trustee, who will initially act as registrar for the New Notes. No service charge will be made for any exchange or registration of transfer of New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee.

     For so long as the New Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will maintain a Listing Agent and Paying Agent in Luxembourg.

OPTIONAL REDEMPTION

     The New Notes will not be redeemable at the Company's option prior to November 1, 2002. Thereafter, the New Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to but not including the applicable redemption date. The following redemption prices shall be applicable to any optional redemption of New Notes by the Company during the 12-month period beginning on November 1 of the years indicated below:

                                       YEAR                                  PERCENTAGE
        ------------------------------------------------------------------   ----------
        2002..............................................................     104.8750%
        2003..............................................................     102.4375
        2004 and thereafter...............................................     100.0000

     If less than all the New Notes are to be redeemed or to be purchased pursuant to any purchase offer required under the Indenture, selection of New Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that any New Notes with a principal amount of less than $1,000 shall not be redeemed or purchased in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes to be redeemed at the last address for such holder then shown on the registry books. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourger Wort). If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount to be redeemed, which portion shall not be less than $1,000. A New Note in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder thereof upon cancellation of the original New Note. If the New Notes are to be redeemed in part, the Company will not be required (i) to exchange or register the transfer of any New Notes for a period of 15 days before the selection of New Notes for redemption or (ii) to exchange or register the transfer of any New Notes so selected, except the unredeemed portion of any such New Notes being redeemed in part. On and after the redemption or purchase date, interest will cease to accrue on the New Notes or portions thereof called for redemption or purchase, whether or not such New Notes are presented for payment at the office of the paying agent for the New Notes in New York, New York or Luxembourg, unless the Company defaults in the payment of the redemption or purchase price.

SINKING FUND

     There will be no sinking fund payments for the Notes.

RANKING

     The New Notes will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment in full of all existing and future Senior Debt. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets, bankruptcy, insolvency or any similar proceedings of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on such Senior Debt before the holders of New Notes are entitled to receive any payment of principal of, premium, if any, or interest on the New Notes or on account of the purchase or redemption or other acquisition of New Notes by the Company or any subsidiary of the Company. Notwithstanding the foregoing, in the event that the Trustee or the holder of any New Note receives any payment or distribution of assets of the Company of any kind or character (excluding shares of Capital Stock of the Company or securities of the Company provided for in a plan of reorganization or readjustment that are subordinate in right of payment to all Senior Debt to substantially the same extent as the New Notes are so subordinated) before all the Senior Debt is paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

     The Company may not make any payments on account of the New Notes or on account of the purchase or redemption or other acquisition of New Notes if there shall have occurred and be continuing a default in the payment when due of principal of, premium, if any, or interest on any Senior Debt, including without limitation any default in the payment when due of any commitment or facility fees, letter of credit fees or agency fees under the Credit Facility, or any default in payment when due of any reimbursement obligation of the Company with respect to any letter of credit issued under the Credit Facility (a "Senior Payment Default"). In addition, if there shall have occurred and be continuing any default (other than a Senior Payment Default) with respect to the Credit Facility or any Designated Senior Debt that permits, or with the giving of notice or lapse of time (or both) would permit, the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default"), and the Company and the Trustee have received written notice thereof from the agent bank for the Credit Facility or from an authorized person on behalf of any Designated Senior Debt, then the Company may not make any payments on account of the New Notes or on account of the purchase or redemption or other acquisition of New Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date, if any, on which the Senior Debt to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the holder of any New Note prohibited by the subordination provisions, then such payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt. For the purposes hereof, "Designated Senior Debt" means any Senior Debt (other than under the Credit Facility) in an original principal or committed amount of not less than $50.0 million where the instrument governing such Senior Debt expressly states that such Debt is "Designated Senior Debt" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

     By reason of such subordination, in the event of insolvency of the Company, creditors of the Company who are not holders of Senior Debt or of the Notes may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Notes.

     The subordination provisions described above will cease to be applicable to the New Notes upon any defeasance or covenant defeasance of the New Notes as described below under "Defeasance."

     As of December 31, 1997, the aggregate amount of Senior Debt outstanding was $147.5 million. The Company may from time to time hereafter incur additional Debt constituting Senior Debt under the Credit Facility or otherwise, subject to the provisions of "Limitation on Incurrence of Debt" described below.

     In addition, the New Notes will rank pari passu with all other Senior Subordinated Debt. As of December 31, 1997, the Company had $452.5 million in Senior Subordinated Debt. The Indenture provides that the Company will not incur any debt that is subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the New Notes. The Company may from time to time incur additional Senior Subordinated Debt ranking pari passu with the New Notes, subject to the provisions of "Limitation on Incurrence of Debt" described below.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any Person, (i) Debt of such Person existing at the time such Person becomes a Subsidiary of the Company (or such Person is merged into a Subsidiary of the Company) and (ii) Debt assumed by such Person in connection with the acquisition of assets by such Person from another Person (other than the Company or any of its Subsidiaries), provided that such Debt was not Incurred in connection with or in contemplation of such Person becoming a Subsidiary or such acquisition of assets, as the case may be.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a wholly owned Subsidiary of such Person or by such Person to a wholly owned Subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person,
(ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, in any case where the consideration received by such Person or a Subsidiary of such Person or the fair market value of the assets subject to such disposition exceeds $1.0 million.

     "Asset Exchange Transaction" means any transaction pursuant to which properties or assets of the Company or a Subsidiary of the Company constituting a paging system within a geographically identifiable area and related properties and assets (an "Identifiable Paging System") or all of the shares of Capital Stock of a Subsidiary of the Company, the properties and assets of which constitute an Identifiable Paging System, are to be exchanged for properties or assets constituting an Identifiable Paging System of another Person or Persons or all of the shares of Capital Stock of another Person or Persons the properties and assets of which constitute an Identifiable Paging System.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale and leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person and all other equity interests in such Person.

     "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of persons or entities shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive three-year period commencing on or after the date of the Indenture, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date of the Indenture and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or entity or group (as so defined) of persons or entities (other than any wholly-owned Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan leading to the liquidation or dissolution of the Company.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow" of any Person means for any period the Consolidated Net Income of such Person for such period plus (i) Consolidated Interest Expense of such Person for such period, plus (ii) the consolidated income tax expense of such Person and its consolidated Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its consolidated Subsidiaries for such period, plus (iv) other non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), minus (v) non-cash items increasing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if and to the extent such Subsidiary could have paid such amount at the date of determination as a dividend to the Company by such Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Fixed Charges" of any Person means for any period (i) Consolidated Interest Expense of such Person plus (ii) Preferred Stock dividends declared and payable in cash or in kind in such period (or accrued in such period, whether or not declared and payable, in the case of cumulative Preferred Stock) by such Person or any of its consolidated Subsidiaries, other than any such dividends payable only in shares of Common Stock or options, warrants or other rights to purchase or acquire Common Stock, or payable by a Subsidiary of such Person to such Person or one of its wholly owned Subsidiaries.

     "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments of fees with respect to letters of credit, bankers' acceptances or similar facilities;
(iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; and (iv) the interest component associated with Capital Lease Obligations.

     "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded therefrom (i) the net income (but not the net loss) of any Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such Subsidiary without violation of any such restrictions, (ii) the net income (or loss) of any Person that is not a consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iii) any gain or loss on any Asset Disposition by such Person or any of its Subsidiaries and (iv) any extraordinary gain or loss.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of the Indenture is located at 901 East Cary Street, 2nd Floor, Richmond, Virginia 23219.

     "Credit Facility" means the Amended and Restated Loan Agreement dated as of September 20, 1996, and amended on April 30, 1997, August 11, 1997 and October 16, 1997, among the Company, certain lenders and Toronto Dominion (Texas), Inc., as administrative agent for the lenders, providing for a senior secured credit facility, as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, renewed, restated, refunded, refinanced, restructured or replaced from time to time.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) Attributable Debt of such Person, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (viii) every obligation of another Person secured by a Lien on any asset of such Person (whether or not such obligation is assumed by such Person), provided, however, that unless such Debt constitutes Debt of the referent Person pursuant to any other clause of this definition, the amount of such Debt shall be the lesser of
(A) the fair market value of such asset and (B) the amount of such Debt and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     "Default" means any event which is, or after notice or passage of time (as provided in the Indenture), or both, would be, an Event of Default (as described in "Events of Default" below).

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guarantee," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, security interest, lien, charge, encumbrance of any kind in respect of such properties or assets or other security agreement (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by the assets subject to such Asset Disposition in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition.

     "Permitted Liens" means: (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA; (ii) Liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business; (iii) Liens on goods and documents securing trade letters of credit; (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendors' liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (v) Liens securing the payment of taxes, assessments, and governmental, charges or levies (a) either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and
(b) as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP; (vi) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business;
(vii) Liens on property existing at the time such property is acquired and Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired, provided such Liens apply only to such acquired property, (viii) Liens existing as of the date of the Indenture; (ix) Liens securing Debt Incurred for the purpose of financing all or any part of the cost of acquiring any property, equipment or other assets (whether by merger, consolidation, purchase of assets or otherwise), provided that such Debt is Incurred prior to, at the time of, or within 60 days after the acquisition of such assets solely for the purpose of financing the acquisition of such assets in compliance with the provision described under "Limitation on Incurrence of Debt" covenant below; (x) any attachment or judgment Lien, unless the judgment it secures would constitute an Event of Default; (xi) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company, (xii) rights of banks to set off deposits against debts owed to said banks; (xiii) any interest or title of a lessor in property of the Company or a Subsidiary of the Company subject to any capitalized lease or operating lease, as each are defined under generally accepted accounting principles; (xiv) other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries, as the case may be, or the ownership of their assets that do not materially detract from the value of the property of the Company or a Subsidiary of the Company subject thereto; (xv) Liens securing Refinancing Debt, provided that such Liens only extend to the property or assets securing the Debt being refinanced, such refinanced Debt was previously secured by similar Liens on such property or assets and the Debt (or other obligations) secured by such Liens is not increased; and (xvi) Liens in addition to the foregoing securing Debt not to exceed $500,000 in the aggregate outstanding at any time.

     "Permitted Stock Repurchase" means, with respect to the Company, the purchase or redemption for fair market value (as determined by a majority of the Board of Directors of the Company, including a majority of the independent, disinterested directors and evidenced by a resolution of the Board of Directors of the Company) of shares of Capital Stock of the Company (including stock appreciation rights and similar securities) held by any present or former officer of the Company or by an employee stock ownership plan or similar trust for the account of such present or former officer upon such person's death, disability, retirement or termination of employment or under the terms of any such plan or any other agreement under which such shares were originally issued.

     "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma Consolidated Cash Flow" of any Person means for any period the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period or subsequent to such period, as if such Asset Disposition or acquisition had taken place on the first day of such period.

     "Redeemable Stock" means any equity security that by its terms or otherwise is required to be redeemed prior to the stated maturity of the Notes, or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Notes.

     "Refinancing Debt" means (i) any Debt of the Company that renews, refunds or extends any outstanding Debt of the Company or a Subsidiary of the Company which Debt was Incurred in compliance with the Indenture (other than Debt Incurred under the Credit Facility or in connection therewith), and (ii) any Debt of a Subsidiary of the Company that renews, refunds or extends any Debt of such Subsidiary which Debt was Incurred in compliance with the Indenture (other than Guarantees of Debt Incurred under the Credit Facility or in connection therewith), in any case in an amount not to exceed the outstanding principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company Incurred in connection with such refinancing, provided that (A) in the case of any refinancing of the Notes or any pari passu Debt, such Refinancing Debt is made pari passu or subordinate in right of payment to the Notes, (B) in the case of any refinancing of Debt that is subordinate in right of payment to the Notes, such Refinancing Debt is made subordinate in right of payment to the Notes to the same extent as the Debt refinanced thereby, and (C) such Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being renewed, refunded or extended.

     "Related Person" means any Person owning (i) 5% or more of the outstanding Common Stock of the Company or a Subsidiary of the Company or (ii) 5% or more of the Voting Stock of the Company or a Subsidiary of the Company.

     "Senior Debt" means (i) the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for postpetition interest is allowed in such proceeding) on, penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, Debt outstanding pursuant to the Credit Facility, (ii) all other debt of the Company referred to in the definition of Debt other than clauses (vii) and (ix) (with respect to clause (vii) of such definition) thereof, (iii) payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements required by the Credit Facility, where the counterparty to such agreement is a lender under the Credit Facility, and (iv) all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt or payment obligations referred to in clause (i), (ii), or (iii) above (including, without limitation, any interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements that are entered into by the Company for the purpose of modifying, terminating or hedging any agreement that constitutes Senior Debt under clause (iii) above whether or not such modification, termination or hedge was required by the Credit Facility and whether or not the counterparty to such agreement is a lender or former lender under such Credit Facility), unless, in the case of any particular Debt referred to above, (a) such Debt is owed to a Subsidiary of the Company, (b) the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt is not superior in right of payment to the Notes, (c) such Debt is Incurred in violation of the Indenture, or (d) such Debt is by its terms subordinate in right of payment in respect of any other Debt of the Company.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof, provided that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of the Indenture.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (other than as provided below but including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that (a) either (x) the Subsidiary to be so designated has total assets of $10,000 or less or (y) immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt pursuant to the first paragraph of the "Limitation on Incurrence of Debt" covenant and (b) immediately after giving effect to such designation the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of the "Limitation on Restricted Payments" covenant described below, provided that the holders of Debt thereof do not have direct or indirect recourse against the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company otherwise has liability for any payment obligations in respect of such Debt. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt pursuant to the first paragraph of the "Limitation on Incurrence of Debt" covenant.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Debt

     The Company may not Incur, and may not permit any of its Subsidiaries to Incur, any Debt; provided, however, that (a) the Company may Incur any Debt and
(b) the Company may permit a Subsidiary to Incur Acquired Debt, if, in either case, immediately thereafter the ratio of (A) the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the date of such Incurrence to (B) Pro Forma Consolidated Cash Flow for the most recently ended full fiscal quarter multiplied by four, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such fiscal quarter, would be less than 6.0 to 1 but greater than zero.

     Notwithstanding the foregoing limitation, the Company may Incur and, as applicable, may permit its Subsidiaries to Incur, without duplication, the following Debt: (i) Debt of the Company or any Subsidiary under the Credit Facility in an aggregate principal amount not to exceed $150.0 million at any one time outstanding; (ii) Guarantees by Subsidiaries of Debt under the Credit Facility Incurred by the Company in accordance with this covenant; (iii) Debt of the Company evidenced by the Notes; (iv) Debt owed by the Company to any wholly owned Subsidiary of the Company or owed by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company (but only so long as such Debt is held by the Company or such wholly owned Subsidiary); (v) Debt outstanding on the date the Notes were originally issued under the Indenture; (vi) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instruments drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two Business Days of its Incurrence; (vii) Refinancing Debt; and (viii) renewals of Guarantees permitted by clause (ii) above.

     For purposes of determining any particular amount of Debt under this covenant, Guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this covenant, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; and (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

  Limitation on Certain Debt

     The Indenture provides that so long as the Notes are outstanding the Company will not Incur any Debt that is by its terms subordinate or junior in any respect in right of payment to any Senior Debt and that is senior in any respect in right of payment to the Notes.

  Limitation on Restricted Payments

     The Company may not, and may not permit any of its Subsidiaries to, (i) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock)), other than dividends or distributions payable to the Company or any wholly owned Subsidiary of the Company, or by a Subsidiary of the Company to a holder who is not the Company or a Subsidiary of the Company, provided that such dividend or distribution is paid to all holders of the Capital Stock of the payor of such dividend pro rata in accordance with their respective interests, (ii) directly or indirectly repurchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person, (iii) purchase or otherwise acquire any Capital Stock of, or make any loan, advance, capital contribution to or investment in, or any payment on a

Guarantee of any obligation of, any Affiliate or any Related Person (other than the Company or a wholly owned Subsidiary of the Company), inclusive of any such purchase, loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Affiliate or Related Person pursuant to a transaction whereby any such Affiliate or Related Person becomes an Affiliate or Related Person, but exclusive of any such purchase, loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Person pursuant to a transaction whereby any such Person becomes a Subsidiary of the Company, in each case unless otherwise prohibited by the terms of the Indenture, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment (other than with the proceeds of Refinancing Debt) Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment"), if at the time of such Restricted Payment, or after giving effect thereto: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, (2) the Company could not incur $1.00 of additional Debt pursuant to the first paragraph of the Covenant described under "-- Limitation on Incurrence of Debt" above, or
(3) the aggregate of all Restricted Payments from June 30, 1995 exceeds the sum of: (a) the excess of (x) 100% of cumulative Consolidated Cash Flow after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are over (y) the product of 2.0 times cumulative Consolidated Fixed Charges after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available; and (b) 100% of the aggregate net proceeds received by the Company from the issuance or sale after June 30, 1995 of (A) Capital Stock (other than Redeemable Stock) of the Company or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company or (B) Debt of the Company that has been converted or exchanged into Capital Stock (other than Redeemable Stock) of the Company (to the extent such Debt is so converted or exchanged).

     The foregoing provision will not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) any payment for the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Redeemable Stock) of the Company;
(iii) the purchase, redemption, defeasance or other acquisition or retirement of Debt of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (a) issuance or sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, or (b) Incurrence of Refinancing Debt with respect to such subordinated Debt; (iv) Permitted Stock Repurchases by the Company not to exceed $2.0 million individually or $6.0 million in the aggregate during such time as any of the Notes is outstanding; (v) Restricted Payments consisting of investments in telecommunications businesses in an aggregate amount not exceeding $20.0 million; or (vi) the making of other Restricted Payments in an aggregate amount not exceeding $10.0 million, provided that no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a result, of any of the actions contemplated in clauses
(ii) through (vi) above. Any payment made pursuant to clauses (i) through (iv) of this paragraph (other than subclause (iii)(b) of this paragraph) shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments under the preceding paragraph.

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company may not, and may not permit any Subsidiary of the Company to, create, assume or otherwise suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Company, directly or indirectly, (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) to make loans or advances to the Company or any Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or a Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, create, assume or otherwise suffer to exist any such encumbrance or restriction on the ability of any Subsidiary of the Company if and to the extent
(a) subject to the provisions described under "-- Limitations on Mergers, Consolidations and Certain Sales of Assets," such encumbrance or restriction existed prior to the time any Person became a Subsidiary of the Company and such restriction or encumbrance was not incurred in anticipation of such acquisition of such Person by the Company; provided, however, that such restriction or encumbrance applies only to such Person, its Subsidiaries and their respective properties and assets, and is not applicable to any other Person, properties or assets; (b) such encumbrance or restriction is contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent; (c) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions; (d) such encumbrance or restriction is the result of any applicable statute, regulation or administrative rule that restricts the transfer of licenses or permits; or (e) such encumbrance or restriction is contained in (and for the benefit only of the lenders under) the Credit Facility on the date of the Indenture, including any amendment, modification, supplement, restatement or replacement of such Credit Facility after the date of the Indenture, provided that the terms and conditions of such amendment, modification, supplement, restatement or replacement in respect of such encumbrance or restriction are not less favorable to the holders of the Notes than the terms and conditions in respect of such encumbrance or restriction of the Credit Facility on the date of the Indenture.

  Limitation on Liens

     The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon or in respect of any of its property or assets to secure any Debt that is pari passu with or subordinate in right of payment to the New Notes, unless the New Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien; provided, however, that if such Debt is expressly subordinate to the New Notes, the Lien securing such subordinated Debt shall be subordinate and junior to the Lien securing the New Notes with the same relative priority as such subordinated Debt shall have with respect to the New Notes.

  Limitation on Transactions with Affiliates and Related Persons

     The Company may not, and may not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction or series of related transactions after the date of the Indenture with any Affiliate or Related Person (other than the Company or a wholly owned Subsidiary of the Company), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; and (ii) if such transaction or series of transactions involves aggregate consideration in excess of $1.0 million, (A) such transaction or series of transactions is approved by a majority of the Board of Directors of the Company, including the approval of a majority of the independent, disinterested directors, as fair to the Company from a financial point of view and is evidenced by a resolution of the Board of Directors of the Company, or
(B) the Company shall have obtained the written opinion of a nationally recognized independent financial advisor stating that such transaction or series of transactions is fair to the Company from a financial point of view.

     This covenant will not apply to (a) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are entered into in the ordinary course of business, (b) the payment of reasonable and customary regular fees and expenses to directors of the Company,
(c) the making of indemnification, contribution or similar payments to any director or officer of the Company or any Subsidiary of the Company under the Company's or such Subsidiary's charter or bylaws (as each may be amended after the Closing Date) or any indemnification or similar agreement between the Company or any such Subsidiary and any of its directors or officers (collectively, the "Indemnification Agreements") or (d) the entering into any Indemnification Agreements with any current or future directors or officers of the Company or any Subsidiary of the Company.

  Limitation on Certain Asset Dispositions

     The Company may not, and may not permit any Subsidiary of the Company to, make any Asset Disposition in one or more transactions unless: (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company; (ii) at least 80% of the consideration for such Asset Disposition consists of cash or readily marketable cash equivalents or the assumption of Senior Debt or Debt of the Company that ranks pari passu in right of payment with the Notes ("pari passu Debt") to the extent that the Company is released from all liability on such Senior Debt or pari passu Debt; and (iii) all Net Available Proceeds of such Asset Disposition, less any amounts invested within 180 days of such Asset Disposition in assets related to the business of the Company (or invested within one year of such Asset Disposition in assets related to the business of the Company, pursuant to an agreement to make such investment entered into within 180 days of such Asset Disposition), are applied within such 180-(or 360-) day period, (a) to the permanent reduction of any Debt then outstanding under the Credit Facility, (b) to the repayment of any other Senior Debt, or (c) to the extent Net Available Proceeds are not applied in accordance with the foregoing clause (a) or (b), to make an offer to purchase, on a pro rata basis according to their respective principal amounts then outstanding (or accreted value, in the case of Debt issued with original issue discount), the outstanding Notes and pari passu Debt, at 100% of their principal amount (or accreted value, as the case may be) plus accrued interest to the date of the purchase.

     Notwithstanding clause (c) of the preceding paragraph, the Company shall not be required to offer to purchase New Notes or other pari passu Debt until the Net Available Proceeds from any Asset Disposition together with the Net Available Proceeds from any prior Asset Disposition not otherwise applied in accordance with clauses (a), (b) or (c) of the preceding paragraph, less any amounts invested within 180 days (or 360 days, as the case may be) after such disposition or dispositions in assets related to the business of the Company, exceed $5.0 million. To the extent that the aggregate purchase price of the Notes tendered pursuant to such an offer to purchase is less than the aggregate purchase price offered in such offer, the Company may use such shortfall for general corporate purposes. The Company shall not be entitled to any credit against such obligation to purchase New Notes for the principal amount of any New Notes acquired by the Company other than pursuant to such offer to purchase. Upon completion of any such offer, the amount of Net Available Proceeds shall be deemed to be reset at zero. If, within 180 days after an Asset Disposition, the Company or a Subsidiary enters into a contract providing for the investment of Net Available Proceeds in assets relating to the business of the Company and such contract is terminated without fault on part of the Company or such Subsidiary prior to the making of such investment, the Company or such Subsidiary, as the case may be, shall within 90 days after the termination of such agreement, or within 180 days after such Asset Disposition, whichever is later, invest or otherwise apply the funds that were to be invested pursuant to such agreement in accordance with clause (iii) of the preceding paragraph, and any funds so invested or applied shall for all purposes hereof be deemed to have been so invested or applied within the 180- (or 360-) day period provided for in such clause (iii). These provisions will not apply to a transaction which is permitted under the provisions described under "-- Limitation on Mergers, Consolidations and Certain Sales of Assets."

     The provisions of this covenant shall not apply to any Asset Disposition which is part of an Asset Exchange Transaction if (i) the Board of Directors of the Company shall determine that the Asset Exchange Transaction is fair and reasonable to, and in the best interests of, the Company, which determination shall be evidenced by a resolution of the Board of Directors of the Company filed with the Trustee and (ii) in the event that such transfer is made to an Affiliate or Related Person, the Company shall have complied with the provisions of the covenant described under "-- Limitation on Transactions with Affiliates and Related Persons."

  Limitation on Issuances and Sales of Capital Stock of Subsidiaries

     The Company (i) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of such or any other Subsidiary to any Person (other than the Company or a wholly owned Subsidiary of the Company) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary owned by the Company or such other Subsidiary and the Net Available Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions described under "-- Limitation on Certain Asset Dispositions" and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than the Company or a wholly owned Subsidiary of the Company.

  Limitation on Mergers, Consolidations and Certain Sales of Assets

     The Company (i) may not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company) and (ii) may not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets, unless, in either such case: (1) immediately before and after giving effect to such transaction and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; (2) in a transaction in which the Company does not survive or in which the Company conveys, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; and (3) immediately after giving effect to such transaction, the Company or the successor entity to the Company could incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under "-- Limitation on Incurrence of Debt" above.

     Notwithstanding the preceding paragraph, any wholly owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

  Change of Control

     Upon the occurrence of a Change of Control, each holder of the New Notes shall have the right to require that the Company repurchase such holder's New Notes, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, pursuant to the offer described in the immediately following paragraph (the "Change of Control Offer"). The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourger Wort).

     Within 30 days following any Change of Control, the Company shall mail a notice to each holder, with a copy to the Trustee, stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase such holder's New Notes, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase; (ii) the circumstances and relevant facts regarding such Change of Control (including, to the extent known to the Company, relevant information with respect to the transaction giving rise to such Change of Control and, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed ) (the "Repurchase Date"); (iv) that any New Note not tendered will continue to accrue interest;
(v) that any New Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date unless the Company defaults in payment of the purchase price; (vi) that holders electing to have a New Note purchased pursuant to a Change of Control Offer will be required to surrender the New Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the New Note completed, to the paying agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date; (vii) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or other written communication setting forth the name of the holder, the principal amount of New Notes the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such New Notes purchased; and (viii) that holders which elect to have their New Notes purchased only in part will be issued new New Notes in a principal amount equal to the unpurchased portion of the New Notes surrendered.

     On the Repurchase Date, the Company shall (i) accept for payment New Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee or a paying agent (or segregate, if the Company is acting as its own paying agent) money sufficient to pay the purchase price of all New Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee New Notes so accepted, together with an officers' certificate indicating the New Notes or portions thereof which have been tendered to the Company. The Trustee or a paying agent shall promptly mail to the holders of New Notes so accepted payment in an amount equal to the purchase price therefor and promptly authenticate and mail to such holders a new New Note in a principal amount equal to any unpurchased portion of the New Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

     In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act the Company will comply with the requirements of Rule 14e-l as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase. The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company.

     The Company's ability to repurchase New Notes upon a Change of Control may be limited by the terms of its then existing contractual obligations. Repurchase of the New Notes upon a Change of Control may, under certain circumstances, constitute a default under the Credit Facility, and any future credit agreements or other agreements relating to Senior Debt may contain provisions that would restrict the Company's ability to repurchase New Notes upon a change in control. If the Company makes a Change of Control Offer following a Change of Control, the Company may not have adequate financial resources to repurchase all New Notes tendered. The Company's failure to repurchase tendered New Notes or to make a Change of Control Offer following a Change of Control would constitute an Event of Default under the Indenture, but the subordination provisions in the Indenture may restrict payments to the holders of New Notes.

     The provisions of the Indenture may not afford holders of the New Notes protection in the event of a highly leveraged transaction involving the Company that may adversely affect the holders of the New Notes, if such transaction does not result in a Change of Control, violate the covenant described under "-- Limitation on Incurrence of Debt," or otherwise violate the Indenture.

REPORTS

     So long as any of the New Notes are outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to
Section 13 (a) or 15 (d) of the Exchange Act, if the Company were subject to such Sections and will also provide to all holders of the New Notes and file with the Trustee copies of such reports.

EVENTS OF DEFAULT

     The following are Events of Default with respect to the New Notes: (a) failure to pay any interest on any Note when due, and continuance of such failure for 30 days; (b) failure to pay principal of, or premium, if any, on any New Note when due; (c) failure to pay principal of, premium, if any, and interest on New Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Limitation on Certain Asset Dispositions" and "-- Change of Control" when due and payable; (d) failure to perform or comply with the provisions described under "-- Limitation on Mergers, Consolidations and Certain Sales of Assets"; (e) failure to perform or breach of any other covenant or warranty of the Company in the Indenture, continued for 60 days after written notice from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes as provided in the Indenture; (f) the occurrence of a default under any bonds, debentures, notes or other evidences of indebtedness of the Company or any Subsidiary of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company or any Subsidiary of the Company, in any case with a principal amount of at least $5.0 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an aggregate amount in excess of $5.0 million which remain unstayed, in effect and unpaid for a period of 60 consecutive days thereafter; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     If an Event of Default (other than Events of Default with respect to certain events of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes, may under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If a specified Event of Default with respect to certain events of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company occurs, the principal of the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes. For information as to waiver of defaults, see "-- Modification and Waiver."

     No holder of any New Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a New Note for enforcement of payment of the principal of, premiums, if any, or interest on such New Note or after the respective due dates expressed in such New Note.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. Additionally, the Company is required to notify the Trustee within five business days of the occurrence of a Default or an Event of Default.

DEFEASANCE

     The Indenture provides that (A) if applicable, the Company will be discharged from any and all obligations in respect of the outstanding Notes (including the provisions described under "-- Ranking") or (B) if applicable (and subject to compliance with the Trust Indenture Act), the Company may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding Notes. With respect to clause (B), the obligations under the Indenture other than with respect to such covenants and the

Events of Default other than the Event of Default relating to such covenants (and, under certain circumstances, certain bankruptcy related defaults) shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in an opinion of counsel to the Company provides that holders of the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, with respect to clause (B), the Company has delivered to the Trustee an opinion of counsel to the Company to the effect that the holders of the New Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Default or Event of Default shall have occurred and be continuing; (iii) no default on any Senior Debt shall have occurred and be continuing; and (iv) certain other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the stated maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of (or the premium) or interest on, any Note, (iii) change the place or currency of payment of principal of (or the premium) or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (v) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture, (vi) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (vii) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, (viii) modify any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to such holders, or (ix) following the mailing of an offer with respect to an Offer to Purchase the Notes as described under "-- Limitation on Certain Asset Dispositions" and "-- Change of Control," modify the Indenture with respect to such Offer to Purchase in a manner adverse to such holders.

     The holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest.

NO RECOURSE AGAINST OTHERS

     The Indenture provides that a director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder, by accepting the New Notes, waives and releases all such liability.

THE TRUSTEE

     The Trustee is First Union National Bank, a National banking association with its principal corporate office in Richmond, Virginia. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign.

LISTING

     Application has been made to list the Notes on the Luxembourg Stock Exchange. The Certificate of Incorporation of the Company and the legal notice relating to the issue of the Notes and the Certificate of Incorporation of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg (Greffier en chef due Tribunal d' Arrondissement a Luxembourg) where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the New Notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfer of, Notes will be maintained in Luxembourg. The Company expects to initially designate Banque Internationale a Luxembourg S.A. as its agent for such purposes.

BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the New Notes will be issued in fully registered form without interest coupons. New Notes exchanged in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank.

     New Notes received in the Exchange Offer in exchange for Old Notes originally issued reliance on Rule 144A will be represented by one or more permanent global New Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Note, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

     Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Note for all purposes under the Indenture and the New Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

     Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such

Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     The Company expects that DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Transfer Restrictions."

DEPOSITORY TRUST COMPANY

     The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

REGISTRAR AND TRANSFER AGENT

     The Trustee will act as registrar and transfer agent for the New Notes (the "Notes Registrar").

     As described under "-- Book-Entry Securities; The Depository Trust Company; Delivery and Form," so long as the New Notes are in book-entry form, registration of transfers and exchanges of New Notes will be made through Direct Participants and Indirect Participants in DTC. If physical certificates representing the New Notes are issued, registration of transfers and exchanges of New Notes will be effected without charge by or on behalf of the Company, but, in the case of a transfer, upon payment (with the giving of such indemnity as the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

     The Company will not be required to register or cause to be registered any transfer of New Notes during a period beginning 15 days prior to the mailing of notice of redemption of New Notes and ending on the day of such mailing.

                          DESCRIPTION OF THE OLD NOTES

     The terms of the Old Notes are identical in all material respects to those of the New Notes, except that the Old Notes (i) have not been registered under the Securities Act, and, accordingly, contain terms with respect to transfer restrictions, (ii) are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, and (iii) are entitled under the Registration Rights Agreement to an increase in the rate of interest payments thereon in the event that the Company fails to comply with certain terms of the Registration Rights Agreement. Certain relevant terms of the Registration Rights Agreement are described more fully below.

REGISTRATION RIGHTS

     The Company agreed with the Placement Agents, for the benefit of the holders of the Old Notes, that the Company will use its best efforts, at its cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for an issue of senior subordinated notes of the Company (the "New Notes") with terms identical to the Old Notes (except that the New Notes will not bear legends restricting the transfer thereof). Upon such registration statement being declared effective, the Company shall offer the New Notes in return for surrender of the Old Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to holders. For each Old Note surrendered to the Company under the Exchange Offer, the holder will receive a New Note of equal principal amount. In the event that applicable interpretations of the staff of the Securities and Exchange Commission (the "Commission") do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Notes and to keep such Shelf Registration Statement continuously effective until the second anniversary of the Closing Date, or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company shall, in the event of such a shelf registration, provide to each holder copies of the prospectus, notify each holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A holder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

     In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to April 21, 1998, the annual interest rate borne by the Notes will be increased by .5% per annum until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

     If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all Old Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer shall continue to accrue interest and to be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions," but will not retain any rights under the Registration Rights Agreement.

     This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request.

TRANSFER RESTRICTIONS

     The Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following summary describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the New Notes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect holders of the Notes. In addition, the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the consequences of the acquisition, ownership and disposition of the Notes may differ from the treatment described below.

     The tax treatment of a holder of the New Notes may vary depending upon the particular situation of the holder. This summary is limited to investors who will hold the New Notes as capital assets within the meaning of Section 1221 of the Code and does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the U.S. dollar or holders who will hold the New Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the New Notes and one or more other investments). The discussion is limited to holders of New Notes exchanged for Old Notes of which such holders were the original purchasers and does not address the tax consequences to other, as subsequent, holders of the New Notes.

     This summary is for general information only and does not constitute, nor should it be considered as, legal or tax advice to prospective holders of the New Notes. Moreover, the summary does not address all aspects of federal income taxation that may be relevant to holders of the New Notes in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Prospective holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the New Notes.

CONSEQUENCES OF THE EXCHANGE OFFER

     An exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of that holder. As a result, there should be no federal income tax consequences for holders who exchange Old Notes for New Notes. Such holders will have the same tax basis and holding period in the New Notes as the Old Notes exchanged therefor. For purposes of the following discussion, it is assumed that the New Notes and the Old Notes exchanged therefor will be treated as the same instruments for U.S. federal income tax purposes, and accordingly references to a "Note" (or with correlative meaning "Notes") include both a New Note and the Old Note for which that New
Note is exchanged.

STATED INTEREST ON NOTES

     Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Note means an individual that is a citizen or resident of the United States (including certain former citizens and former long-time residents), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees or fiduciaries have the authority to control all substantial decisions of the trust. A "Non-United States Holder" is a holder that is not a United States Holder.

MARKET DISCOUNT

     If a United States Holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

     A United States Holder that purchases a Note for an amount in excess of the principal amount will be considered to have purchased the Note at a "premium." A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. However, if the Note is purchased at a time when the Note may be optionally redeemed for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     Upon the sale, exchange, redemption, retirement or other disposition of a Note, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition and such holder's adjusted tax basis of the Note. A United States Holder's adjusted tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by market discount previously included in income by the United States Holder and reduced by any amortized premium previously deducted from income by the United States Holder. Except as described above with respect to market discount or except to the extent the gain or loss is attributable to accrued but unpaid stated interest, such gain or loss will be capital gain or loss. For certain noncorporate taxpayers (including individuals), the rate of taxation of capital gains will depend upon (i) the taxpayer's holding period in the capital asset (with the preferential rates available for capital assets held more than 12 months or 18 months) and (ii) the taxpayer's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no United States federal withholding tax will be imposed with respect to the payment by the Company or its paying agent of principal, premium, if any, or interest on a Note owned by a Non-United

     States Holder (the "Portfolio Interest Exception"), provided (i) that such Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) such Non-United States Holder is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, (iii) such Non-United States Holder is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and (iv) such Non-United States Holder satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

          (b) no United States federal withholding tax will be imposed generally with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, redemption, retirement or other disposition of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individuals death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States Holder. Pursuant to current temporary U.S. Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States Holder (which certification may be made on an IRS Form W-8 (or substitute form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (a) above, payments on a Note made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or substitute form) claiming an exemption from or reduction of withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or substitute form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     Recently issued Treasury regulations modify certain of the certification requirements described above. These modifications will become generally effective January 1, 1999. It is possible that the Company and other withholding agents may request new withholding exemption forms from holders in order to qualify for continued exemption from withholding under the Treasury regulations when they become effective.

     If a Non-United States Holder is engaged in a trade or business in the United States and payment on a Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such payment on a net income basis in the same manner as if it were a United States Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such payment on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments on a Note and to the proceeds of the sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "-- Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable U.S. Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will be subject to information reporting (but not backup withholding), unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Recently issued Treasury regulations modify certain of the certification requirements for backup withholding. These modifications will become generally effective January 1, 1999. It is possible that the Company and other withholding agents may request a new withholding exemption form from holders in order to qualify for continued exemption from backup withholding under Treasury regulations when they become effective.

     Payments on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be credited toward such Holder's United States federal income tax liability, if any. To the extent that the amounts withheld exceed the Holder's tax liability, the excess may be refunded to the Holder provided the required information is furnished to the IRS. In addition to providing the necessary information, the Holder must file a United States tax return in order to obtain a refund of the excess withholding.

     THE FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE AND CURRENT UNITED STATES HOLDERS AND NON-UNITED STATES HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This

Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the last date of acceptance for the Exchange Offer. See "The Exchange
Offer -- Resales of New Notes."

     New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company shall not be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

                                 LEGAL MATTERS

     The validity of the New Notes being offered hereby and certain other legal matters regarding the Notes will be passed upon for the Company by Wilmer, Cutler & Pickering, Washington, D.C. Certain legal matters regarding FCC regulation have been passed upon for the Company by Joyce & Jacobs, Attorneys at Law, LLP.

                                    EXPERTS

     The consolidated financial statements of the Company at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996 incorporated by reference, have been examined by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated financial statements of ProNet Inc. and subsidiaries at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996 incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          GENERAL LISTING INFORMATION

LISTING

     Application has been made to list the Notes on the Luxembourg Stock Exchange. The Certificate of Incorporation of the Company and the legal notice relating to the issue of the Notes will be deposited prior to the listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d' Arrondissement a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the Notes are listed on the Luxembourg Stock Exchange, an Agent for making payments on, and transfers of, Notes will be maintained in Luxembourg.

======================================================

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary...............................     1
Risk Factors..........................    11
Use of Proceeds.......................    17
Capitalization........................    18
The Exchange Offer....................    19
Description of the New Notes..........    27
Description of the Old Notes..........    46
Certain United States Federal Tax
  Considerations......................    47
Plan of Distribution..................    50
Legal Matters.........................    51
Experts...............................    51

                            ------------------------

     [UNTIL [          ] (180 DAYS AFTER THE DATE OF THIS PROSPECTUS)] ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.




                           OFFER FOR ALL OUTSTANDING
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                        THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                                       OF

                               [METROCALL LOGO]

                           ------------------------

                                   PROSPECTUS
                                JANUARY __, 1998

                            ------------------------

======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 6 of the Metrocall Amended and Restated Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Metrocall to the full extent currently permitted by law.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     In addition, the Metrocall Amended and Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Metrocall and its stockholders by eliminating liability in damages for breach of fiduciary duty. Section 5.5 of the Metrocall Amended and Restated Certificate of Incorporation provides that neither Metrocall nor its stockholders may recover damages from Metrocall directors for breach of their fiduciary duties in the performance of their duties as directors of Metrocall. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Metrocall in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         EXHIBIT NO.                                  DESCRIPTION
         -----------    -----------------------------------------------------------------------
              3.1       Amended and Restated Certificate of Incorporation of Metrocall, Inc. as
                        amended
              3.3       Sixth Amended and Restated Bylaws of Metrocall, Inc.
              4.1       Indenture for 9 3/4% Senior Subordinated Notes Due 2007, dated October
                        21, 1997, including form of Notes.(a)
              5.1       Opinion of Wilmer, Cutler & Pickering as to the legality of securities being registered.+
              8.1       Opinion of Wilmer, Cutler & Pickering as to certain tax matters.+
             10.2       Registration Rights Agreement, dated October 21, 1997 between
                        Metrocall, Inc. and Morgan Stanley & Co. Incorporated, TD Securities
                        (USA) Inc., First Union Capital Markets Corp. and Nationsbank
                        Montgomery Securities, Inc.
             23.1       Consent of Wilmer, Cutler & Pickering (included in Exhibits 5.1 and
                        8.1).
             23.3       Consent of Arthur Andersen LLP, as independent public accountants for
                        Metrocall, Inc.
             23.4       Consent of Ernst & Young LLP, as independent auditors for ProNet Inc.
             25         Power of Attorney (included in signature pages of this Registration
                        Statement).
             25.1       Form T-1 Statement of Eligibility of First Union National Bank to act
                        as trustee under the Indenture.
             99.1       Form of Letter of Transmittal.
             99.2       Form of Notice of Guaranteed Delivery.
             99.3       Form of Exchange Agent Agreement.+

        -----------------------
        (a) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on October 23, 1997.

        (b) Incorporated by reference to Metrocall's Proxy Statement filed for the Annual Meeting of Stockholders to be held on May 7, 1997.

         +  To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant also hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on January 15, 1998.

                                          METROCALL, INC.

                                          By: /s/ VINCENT D. KELLY

                                            ------------------------------------
                                            Name: Vincent D. Kelly
                                            Title:  Executive Vice President and
                                              CFO

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Vincent D. Kelly his or her true and lawful attorneys-in-fact each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             SIGNATURES                              CAPACITY                       DATE
------------------------------------   ------------------------------------   -----------------

    /s/ WILLIAM L. COLLINS, III         President, Chief Executive Officer    January 15, 1998
------------------------------------                   and
      WILLIAM L. COLLINS, III             Director (Principal Executive
                                                     Officer)

        /s/ VINCENT D. KELLY           Executive Vice President, Treasurer    January 15, 1998
------------------------------------       and Chief Financial Officer
          VINCENT D. KELLY             (Principal Financial and Accounting
                                                     Officer)

      /s/ RICHARD M. JOHNSTON                 Chairman of the Board           January 15, 1998
------------------------------------
        RICHARD M. JOHNSTON
      /s/ RONALD V. APRAHAMIAN                       Director                 January 15, 1998
------------------------------------
        RONALD V. APRAHAMIAN

      /s/ HARRY L. BROCK, JR.                        Director                 January 6, 1998
------------------------------------
        HARRY L. BROCK, JR.

        /s/ SUZANNE S. BROCK                         Director                 January 6, 1998
------------------------------------
          SUZANNE S. BROCK

     /s/ FRANCIS A. MARTIN, III                      Director                 January 9, 1998
------------------------------------
       FRANCIS A. MARTIN, III

         /s/ RYAL R. POPPA                           Director                 January 15, 1998
------------------------------------
           RYAL R. POPPA

      /s/ RAY D. RUSSENBERGER                        Director                 January 15, 1998
------------------------------------
        RAY D. RUSSENBERGER

             SIGNATURES                              CAPACITY                       DATE
------------------------------------   ------------------------------------   -----------------

       /s/ ELLIOTT H. SINGER                         Director                 January 15, 1998
------------------------------------
         ELLIOTT H. SINGER

         /s/ MICHAEL GREENE                          Director                 January 15, 1998
------------------------------------
           MICHAEL GREENE

         /s/ ROYCE YUDKOFF                           Director                 January 15, 1998
------------------------------------
           ROYCE YUDKOFF

        /s/ JACKIE R. KIMZEY                         Director                 January 15, 1998
------------------------------------
          JACKIE R. KIMZEY

           /s/ MAX HOPPER                            Director                 January 15, 1998
------------------------------------
             MAX HOPPER

      /s/ EDWARD E. JUNGERMAN                        Director                 January 6, 1998
------------------------------------
        EDWARD E. JUNGERMAN

                               INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
                                                                                        NUMBERED
EXHIBIT NO.                                DESCRIPTION                                    PAGE
-----------    --------------------------------------------------------------------   ------------
     3.1       Amended and Restated Certificate of Incorporation of Metrocall, Inc.
               as amended..........................................................
     3.3       Sixth Amended and Restated Bylaws of Metrocall, Inc. ...............
     4.1       Indenture for 9 3/4% Senior Subordinated Notes Due 2007, dated
               October 21, 1997, including form of Notes.(a).......................
     5.1       Opinion of Wilmer, Cutler & Pickering as to the legality of securities being registered.+.......................................
     8.1       Opinion of Wilmer, Cutler & Pickering as to certain tax matters.+...
    10.2       Registration Rights Agreement, dated October 21, 1997 between
               Metrocall, Inc. and Morgan Stanley & Co. Incorporated, TD Securities
               (USA) Inc., First Union Capital Markets Corp. and Nationsbank
               Montgomery Securities, Inc. ........................................
    23.1       Consent of Wilmer, Cutler & Pickering (included in Exhibits 5.1 and
               8.1). ..............................................................
    23.3       Consent of Arthur Andersen LLP, as independent public accountants for Metrocall, Inc. ................................................
    23.4       Consent of Ernst & Young LLP, as independent auditors for ProNet
               Inc. ...............................................................
    25         Power of Attorney (included in signature pages of this Registration
               Statement). ........................................................
    25.1       Form T-1 Statement of Eligibility of First Union National Bank to
               act as trustee under the Indenture. ................................
    99.1       Form of Letter of Transmittal. .....................................
    99.2       Form of Notice of Guaranteed Delivery. .............................
    99.3       Form of Exchange Agent Agreement.+..................................

---------------
(a) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on October 23, 1997.

(b) Incorporated by reference to Metrocall's Proxy Statement filed for the Annual Meeting of Stockholders to be held on May 7, 1997.

 +  To be filed by amendment.